Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07621) pertaining to the LCA-Vision Inc. 1995 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-74485) pertaining to the LCA-Vision Inc. 1998 Long-Term Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-123522) pertaining to the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-135414) pertaining to the LCA-Vision Inc. 2006 Long-Term Stock Incentive Plan, of our report dated February 27, 2007, except for Note 10, as to which the date is May 7, 2007, with respect to the consolidated financial statements and schedule of LCA-Vision Inc., and our reports dated February 27, 2007, except for the effects of the material weakness described in the sixth paragraph of such report, as to which the date is May 7, 2007, with respect to LCA-Vision Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of LCA-Vision Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.
Cincinnati, Ohio
May 7, 2007

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